As filed with the Securities and Exchange Commission on May 18, 2007.
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
______________

TAKE-TWO INTERACTIVE SOFTWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	51-0350842
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

622 Broadway, New York, New York	10012
(Address of principal executive offices)	(Zip Code)

Take-Two Interactive Software, Inc. Incentive Stock Plan

(Full title of the plan)

Benjamin Feder, Chief Executive Officer
Take-Two Interactive Software, Inc.
622 Broadway
New York, New York 10012
(Name and address of agent for service)

  (646) 536-2842

(Telephone number, including area code, of agent for service)

Copy to:
Arnold S. Jacobs, Esq.
Proskauer Rose LLP
1585 Broadway
New York, New York 10036

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)

Common Stock, par value $.01 per share	2,000,000 shares	$18.99	$37,980,000	$1,165.99

(1) Represents the additional number of shares of Take-Two Interactive Software, Inc. (the “Corporation” or the “Registrant”) common stock, par value $.01 per share (“Common Stock”), that may be granted under the Take-Two Interactive Software, Inc. Incentive Stock Plan (as Amended in March 2007) (the “Incentive Plan”).

(2) Calculated solely for the purpose of determining the registration fee for this offering pursuant to Rule 457 under the Securities Act, based upon the average of the high and low sales prices of the Common Stock on May 16, 2007, as reported on the Nasdaq Stock Market.

(3) Pursuant to General Instruction E of Form S-8, a filing fee is only being paid with respect to registration of additional securities for the Incentive Plan.

Explanatory Note

Pursuant to General Instruction E of Form S-8, the Registrant hereby makes the following statement:

This Registration Statement on Form S-8 is filed by the Registrant to register an additional 2,000,000 shares of Common Stock (the “Additional Shares”) which may be awarded under the Incentive Plan pursuant to an amendment to the Incentive Plan authorized by the stockholders of the Registrant on March 29, 2007. The Additional Shares are in addition to the following shares (as adjusted for a 3-2 stock split in the form of stock dividend effected in April 2005) of the Common Stock which were previously registered pursuant to the following Registration Statements on Form S-8: (a) 1,086,479 shares (Commission File No. 333-121555) filed on December 22, 2004 and (b) 1,000,000 shares (Commission File No. 333-126049) filed on June 22, 2005 (the “Incentive Plan Prior Registration Statements”) and increase the aggregate number of shares of Common Stock that may be subject to awards under the Incentive Plan from 2,500,000 to 4,500,000. Pursuant to Instruction E of Form S-8, the contents of the Incentive Plan Prior Registration Statements are hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The contents of each of the Incentive Plan Prior Registration Statements previously filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference. In addition, the following new documents filed with the Commission by the Corporation are incorporated herein by reference:

(1) the Corporation’s Annual Report on Form 10-K for the fiscal year ended October 31, 2006, filed with the Commission on February 28, 2007;

(2) the Corporation’s Quarterly Reports on Form 10-Q for the fiscal quarters ended July 31, 2006 and January 31, 2007, filed with the Commission on March 1, 2007 and March 12, 2007, respectively;

(3) the Corporation’s Current Reports on Form 8-K filed with the Commission on November 6, 2006, December 11, 2006, January 22, 2007, January 30, 2007, February 23, 2007, March 6, 2007, March 22, 2007, April 4, 2007, April 13, 2007, and April 19, 2007; and the Company’s Current Report on Form 8-K/A filed with the Commission on April 25, 2007;

(4) the description of the Registrant’s Common Stock contained in its Registration Statement on Form 8-A together with any amendment or report filed with the Commission for the purpose of updating this description; and

(5) all documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or replaces such statement. In no event will any information that the Corporation discloses under Item 2.02 or Item 7.01 of any Current Report on Form 8-K that the Corporation may from time to time furnish to the Commission be incorporated by reference into, or otherwise become a part of, this Registration Statement. Any statement contained in a document that is deemed to be incorporated by reference or deemed to be part of this Registration Statement after the most recent effective date may modify or replace existing statements contained in this Registration Statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit No.	Description

5.1*	Opinion of Proskauer Rose LLP

23.1*	Consent of Ernst & Young LLP

23.2*	Consent of PriceWaterhouse Coopers LLP

23.3	Consent of Proskauer Rose LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the Signature Page of this Registration Statement)

99.1
Take-Two Interactive Software, Inc. Incentive Stock Plan (as Amended in March 2007) (incorporated by reference to Appendix A to the Proxy Statement of the Registrant, filed with the Commission on February 28, 2007)

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 18th day of May, 2007.

TAKE-TWO INTERACTIVE SOFTWARE, INC.

By:	/s/ Benjamin Feder
Benjamin Feder
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Benjamin Feder and Lainie Goldstein, or each of them individually, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for and in such person’s name, place and stead, in the capacities indicated below, to sign this Registration Statement on Form S-8 of Take-Two Interactive Software, Inc. and any and all amendments (including post-effective amendments) thereto, and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might, or could, do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/Benjamin Feder	Chief Executive Officer and Director	May 18, 2007
Benjamin Feder	(Principal Executive Officer)

/s/Lainie Goldstein	Interim Chief Financial Officer	May 18, 2007
Lainie Goldstein	(Principal Financial and Accounting Officer)

/s/Strauss Zelnick	Chairman	May 18, 2007
Strauss Zelnick

/s/Grover C. Brown	Director	May 16, 2007
Grover C. Brown

/s/John F. Levy	Director	May 15, 2007
John F. Levy

/s/Michael Dornemann	Director	May 16, 2007
Michael Dornemann

/s/Jon J Moses	Director	May 16, 2007
Jon J Moses

Director
Michael James Sheresky

/s/Robert A. Bowman	Director	May 18, 2007
Robert A. Bowman

Exhibit Index

Exhibit No.	Description

5.1*	Opinion of Proskauer Rose LLP

23.1*	Consent of Ernst & Young LLP

23.2*	Consent of PriceWaterhouse Coopers LLP

23.3	Consent of Proskauer Rose LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the Signature Page of this Registration Statement)

99.1
Take-Two Interactive Software, Inc. Incentive Stock Plan (as Amended in March 2007) (incorporated by reference to Appendix A to the Proxy Statement of the Registrant, filed with the Commission on February 28, 2007)

*Filed herewith